Amendment No. 2
to
Executive Employment Agreement

This Amendment No. 2 is made as of September 17, 2010, by and between Neal J. Keating (“Executive”) and Kaman Corporation ("Kaman" or "Company").

WITNESSETH:

WHEREAS, the Company and Executive entered into an Executive Employment Agreement which has most recently been amended as of January 1, 2010 (the “Employment Agreement”) and which is scheduled to expire on this date unless renewed by the parties; and

WHEREAS, the parties desire to renew the Employment Agreement in accordance with its terms and subject to the provisions of this Amendment;

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment, Company and Executive agree as follows:

1.           Section 7(g) of the Employment Agreement is hereby amended in its entirety to read as follows:

“(g)           RETIREMENT.  Upon remaining employed with the Company until at least the attainment of age 65 or such other age at or after age 62 as shall be approved by the Committee (the “Retirement Eligibility Date”).  Nothing herein shall be construed as limiting the Executive’s right, if any, to terminate employment prior to the Retirement Eligibility Date and receive compensation and benefits, as applicable, provided under the respective terms of the Company’s benefit plans.”

2.           Section 8(e)(5) of the Employment Agreement is hereby amended in its entirety to read as follows:

“(5)           the Executive shall be considered to have “retired” on the Executive’s date of termination of employment with the Company on or following the Executive’s Retirement Eligibility Date for purposes of any plans, programs, agreements or arrangements with the Company or its affiliates; provided however, that the Executive shall not be treated as “retired” due to employment termination prior to age sixty-five with respect to any non-qualified deferred compensation plan subject to Section 409A of the Code to the extent that doing so would result in a violation thereof.”

3.           Section 10 (Section 4999 Excise Tax) of the Employment Agreement is hereby deleted in its entirety.

4.           Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them in the Employment Agreement.

5.           Except as expressly modified herein, all provisions of the Employment Agreement shall remain in full force and effect.

In Witness Whereof, Company and Executive have executed this Amendment.

/s/ Neal J. Keating
Neal J. Keating

9/16/10
Date

Acknowledged and Agreed this 16th day of
September, 2010

Kaman Corporation

/s/ Candace A. Clark
By: Candace A. Clark
Its: Senior Vice President & CLO